EXHIBIT 99.2

         STATEMENT UNDER OATH OF AND PRINCIPAL FINANCIAL OFFICER

    REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS


I, Richard A. Cogdill, state and attest that:

(1)  To  the  best   of my knowledge,  based upon  a review of the covered
     reports of Pilgrim's Pride Corporation, and, except as corrected or supplemented in a subsequent covered report:

     * no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

     * no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)  I have  reviewed  the   contents   of  this  statement  with  the
     Company's audit committee.

(3)  In this   statement  under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

     * the Annual Report on Form 10-K of Pilgrim's Pride Corporation for the period ended September 29, 2001 filed with the Commission;

     * all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Pilgrim's Pride Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

     *  any amendments to any of the foregoing.

                                        /s/ Richard A, Cogdill
                                   ___________________________
                                   Richard A. Cogdill
                                   August 7, 2002

Subscribed and sworn to before me this
7th day of August, 2002.

/S/ NONA R. BRANCH

Notary Public
My Commission Expires:  4/30/03